Exhibit 99

ANNUAL MEETING OF STOCKHOLDERS OF

THE WASHINGTON SAVINGS BANK, F.S.B

December 19, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER

- OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230003000000000000 4	121907

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors for a term of three years.
NOMINEES:
☐	FOR ALL NOMINEES	☐ William J. Harnett
☐ Kevin P. Huffman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each  nominee you wish to withhold, as shown here: (•) To cumulate your vote for one or more of the above nominee(s), write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle.

	FOR	AGAINST	ABSTAIN
2.

To approve and adopt the Plan of Merger and Reorganization by and among The Washington Savings Bank, F.S.B., WSB Holdings, Inc. and Washington Interim Savings Bank, dated September 25, 2007, the merger provided for therein, pursuant to which WSB Holdings, Inc. will become the bank holding company for The Washington Savings Bank, and the other transactions contemplated by the Plan of Merger and Reorganization.

	☐	☐	☐

3.

If submitted to a vote of Washington Savings Bank stockholders, to approve an adjournment of the annual meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the Agreement and Plan of Reorganization if there are not sufficient votes for that proposal at the time of the meeting.

	☐	☐	☐

The shares represented by this Proxy will be voted as and to the extent specified herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If this Proxy does not specify otherwise, said shares will be voted FOR Proposals 1 through 3 and in the discretion of the proxy holder as to any other matters. The Board of Directors solicits discretionary authority to cumulate votes if other shareholders also indicate their intention to cumulate votes. If votes in the election for Directors are cumulated, votes cast by a shareholder by proxy will be distributed among those  nominees selected by him in a manner intended to elect the maximum number of the nominees of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Revocable Proxy

THE WASHINGTON SAVINGS BANK, F.S.B.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Washington Savings Bank, F.S.B. (“WSB”), hereby appoints and constitutes Gerald J. Whittaker and Cheryl Golden, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution and revocation in each, to vote the stock of the undersigned at the Annual Meeting of Stockholders of WSB, to be held at the Comfort Inn Conference Center, 4500 Crain Highway, Bowie, Prince George’s County, Maryland 20716, on, Wednesday, December 19, 2007, at 9:00 a.m., Eastern Standard Time, and at any adjournments thereof, and to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated November     , 2007, receipt of which is hereby acknowledged.

(Continued and to be signed on the reverse side)

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